EXHIBIT 99.1

Analyst Contact:	Vernon L. Patterson 216.689.0520	Media Contact:	Gary Cavano 216.689.0517

Investor Relations		Key Media
Information:	www.Key.com/ir	Newsroom: www.Key.com/newsroom

FOR IMMEDIATE RELEASE

KEYCORP REPORTS FIRST QUARTER 2005 EARNINGS

•	EPS of $0.64 for the first quarter vs. $0.59 for the year-ago quarter

•	Commercial loan growth and revenue growth continue

•	Continued improvement in asset quality

CLEVELAND, April 15, 2005 — KeyCorp (NYSE: KEY) today announced first quarter net income of $264 million, or $0.64 per diluted common share. These results compare with net income of $250 million, or $0.59 per share, for the first quarter of 2004.

     “We’re pleased that revenue growth and positive asset quality trends continue to drive Key’s improving performance,” said Chairman and Chief Executive Officer Henry L. Meyer III. “Relative to the year-ago quarter, Key’s total taxable-equivalent revenue rose by $60 million, reflecting stronger demand for commercial loans and growth in fee income.

     “With regard to asset quality, nonperforming loans decreased for the 10th consecutive quarter, and are at the lowest level we’ve seen in a decade. Further, net loan charge-offs as a percentage of average loans fell to their lowest level since the fourth quarter of 1995. While a stronger economy contributed to these positive changes, they also reflect strategic business mix changes we’ve made to improve Key’s risk profile.

     “Looking ahead, we expect earnings to range from $0.62 to $0.66 per share for the second quarter of 2005 and from $2.55 to $2.65 per share for the full year.”

SUMMARY OF CONSOLIDATED RESULTS

     Taxable-equivalent net interest income rose to $722 million for the first quarter of 2005 from $685 million for the year-ago quarter. The positive effect of a $5.8 billion increase in average earning assets, due primarily to increases in all major components of the commercial loan portfolio, more than offset the effect of a lower net interest margin, which decreased 8 basis points to 3.66%. The growth in earning assets was attributable in part to the acquisitions of EverTrust Bank and American Express Business Finance Corporation during the fourth quarter of 2004.

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

     Key’s noninterest income was $454 million for the first quarter of 2005, compared with $431 million for the first three months of 2004. The principal driver of the increase was income from investment banking and capital markets activities, which grew by $21 million, due to higher revenue from dealer trading and derivatives. Of this amount, $11 million represented derivative income recorded in connection with the anticipated sale of the indirect automobile loan portfolio as part of a strategy announced last quarter to improve Key’s risk profile and business mix. During the first quarter, Key completed the sale of the prime segment of this portfolio, resulting in a gain of $19 million. However, compared with the first quarter of 2004, net gains from loan securitizations and sales decreased by $6 million, due in part to a $9 million impairment charge in the education lending business recorded in the current year.

     During the first quarter of 2005, the Securities and Exchange Commission issued interpretive guidance, applicable to all publicly held companies, related to the accounting for operating leases. Accordingly, Key’s noninterest expense for the first quarter of 2005 included a net occupancy charge of $30 million to adjust the accounting for rental expense associated with such leases from an escalating to a straight-line basis. Excluding this catch-up adjustment, noninterest expense was $701 million, compared with $659 million for the same period last year. Personnel expense rose by $17 million and nonpersonnel expense grew by $25 million, with the single largest factor being a $20 million contribution (included in miscellaneous expense) to the KeyCorp Foundation to fund future contributions.

ASSET QUALITY

     Key’s provision for loan losses was $44 million for the first quarter of 2005, compared with a credit of $21 million for the fourth quarter of 2004 and expense of $81 million for the year-ago quarter. The $21 million credit recorded in the fourth quarter represented the reversal of provision recorded in prior periods and resulted from management’s decision to sell Key’s indirect automobile loan portfolio.

     Net loan charge-offs for the quarter totaled $54 million, or 0.32% of average loans, compared with $140 million, or 0.83%, for the previous quarter and $111 million, or 0.71%, for the same period last year. Included in the $140 million of net charge-offs recorded for the fourth quarter of 2004 are net charge-offs of $84 million that related to the consumer loan portfolios that Key has exited or is in the process of exiting.

     During the first quarter of 2005, Key’s nonperforming loans decreased by $11 million to $305 million and represented 0.45% of period-end loans at March 31, 2005, compared with 0.46% at December 31, 2004, and 0.94% at March 31, 2004.

     Key’s allowance for loan losses stood at $1.128 billion, or 1.65% of loans outstanding at March 31, 2005, compared with $1.138 billion, or 1.66% at December 31, 2004, and $1.306 billion, or 2.09% at March 31, 2004. At March 31, 2005, the allowance for loan losses represented 370% of nonperforming loans, compared with 360% at December 31, 2004, and 222% a year ago.

CAPITAL

     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2005. Key’s tangible equity to tangible assets ratio was 6.44% at quarter end, compared with 6.35% at December 31, 2004, and 6.98% at March 31, 2004. The ratio is currently within management’s targeted range of 6.25% to 6.75%.

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

     Key’s capital position provides it with the flexibility to take advantage of future investment opportunities, to repurchase shares when appropriate and to pay dividends. During the first quarter of 2005, Key repurchased 2,500,000 of its common shares. At March 31, 2005, there were 26,961,248 shares remaining for repurchase under the current authorization. Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.

Summary of Changes in Common Shares Outstanding

in thousands	1Q05	4Q04	3Q04	2Q04	1Q04
Shares outstanding at beginning of period	407,570	405,723	407,243	412,153	416,494
Issuance of shares under employee benefit
and dividend reinvestment plans	2,227	1,847	980	1,128	3,659
Repurchase of common shares	(2,500)	—	(2,500)	(6,038)	(8,000)

Shares outstanding at end of period	407,297	407,570	405,723	407,243	412,153

LINE OF BUSINESS RESULTS

     The following table shows the contribution made by each major business group to Key’s taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last two pages of this release. Key’s line of business results for all periods presented reflect a new organizational structure that took effect earlier this year.

Major Business Groups

				Percent change 1Q05 vs.
dollars in millions	1Q05	4Q04	1Q04	4Q04	1Q04
Revenue (taxable equivalent)

Consumer Banking	$727	$690	$717	5.4%	1.4%
Corporate and Investment Banking	454	482	407	(5.8)	11.5
Other Segments	12	(2)	4	N/M	200.0

Total segments	1,193	1,170	1,128	2.0	5.8
Reconciling Items	(17)	(29)	(12)	41.4	(41.7)

Total	$1,176	$1,141	$1,116	3.1%	5.4%

Net income (loss)

Consumer Banking	$131	$59	$124	122.0%	5.6%
Corporate and Investment Banking	148	177	119	(16.4)	24.4
Other Segments	13	9	9	44.4	44.4

Total segments	292	245	252	19.2	15.9
Reconciling Items	(28)	(32)	(2)	12.5	N/M

Total	$264	$213	$250	23.9%	5.6%

N/M = Not Meaningful

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Consumer Banking

				Percent change 1Q05 vs.
dollars in millions	1Q05	4Q04	1Q04	4Q04	1Q04
Summary of operations
Net interest income (TE)	$498	$501	$487	(.6)%	2.3%
Noninterest income	229	189	230	21.2	(.4)

Total revenue (TE)	727	690	717	5.4	1.4
Provision for loan losses	39	9	61	333.3	(36.1)
Noninterest expense	478	554	457	(13.7)	4.6

Income before income taxes (TE)	210	127	199	65.4	5.5
Allocated income taxes and TE adjustments	79	68	75	16.2	5.3

Net income	$131	$59	$124	122.0%	5.6%

Percent of consolidated net income	50%	28%	50%	N/A	N/A
Average balances
Loans	$33,358	$34,069	$34,134	(2.1)%	(2.3)%
Total assets	36,970	37,857	37,315	(2.3)	(.9)
Deposits	41,063	40,925	38,929	.3	5.5

TE = Taxable Equivalent, N/A = Not Applicable

Additional Consumer Banking Data

				Percent change 1Q05 vs.
dollars in millions	1Q05	4Q04	1Q04	4Q04	1Q04
Average deposits outstanding
Noninterest-bearing	$6,607	$6,741	$6,245	(2.0)%	5.8%
Money market deposit accounts and other savings	20,290	20,315	18,230	(.1)	11.3
Time	14,166	13,869	14,454	2.1	(2.0)

Total deposits	$41,063	$40,925	$38,929	.3%	5.5%

Home equity loans
Community Banking:
Average balance	$10,475	$10,534	$9,880
Average loan-to-value ratio	72%	72%	72%
Percent first lien positions	61	61	59
National Home Equity:
Average balance	$3,504	$4,153	$5,067
Average loan-to-value ratio	66%	67%	73%
Percent first lien positions	69	70	79
Other data
On-line households / household penetration	581,737/47%	571,051/45%	501,235/41%
KeyCenters	940	935	903
Automated teller machines	2,211	2,194	2,172

     Net income for Consumer Banking was $131 million for the first quarter of 2005, up from $124 million for the year-ago quarter. The increase was attributable to a significant reduction in the provision for loan losses and growth in net interest income. The positive effects of these factors were offset in part by an increase in noninterest expense.

     The provision for loan losses decreased by $22 million, or 36%, as a result of improved asset quality in both the Retail Banking and Small Business units within the Community Banking line of business, and management’s 2004 decision to sell the broker-originated home equity and indirect automobile loan portfolios within the Consumer Finance line.

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

     Taxable-equivalent net interest income increased by $11 million, or 2%, from the first quarter of 2004, due largely to growth in average core deposits and a more favorable interest rate spread on deposits.

     Noninterest income was essentially unchanged. The positive effects of a decrease in net losses incurred on the residual values of leased vehicles, along with increases in electronic banking fees, and income from dealer trading and derivatives, were offset by declines in service charges on deposit accounts, and net gains from loan securitizations and sales. During the first quarter, a $19 million gain resulting from the sale of the prime indirect automobile loan portfolio was offset in part by a $9 million impairment charge taken in the education lending business.

     Noninterest expense rose by $21 million, or 5%, due primarily to higher costs associated with personnel, loan servicing, computer processing and various indirect charges.

Corporate and Investment Banking

				Percent change 1Q05 vs.
dollars in millions	1Q05	4Q04	1Q04	4Q04	1Q04
Summary of operations
Net interest income (TE)	$284	$271	$246	4.8%	15.4%
Noninterest income	170	211	161	(19.4)	5.6

Total revenue (TE)	454	482	407	(5.8)	11.5
Provision for loan losses	5	(30)	20	N/M	(75.0)
Noninterest expense	212	229	197	(7.4)	7.6

Income before income taxes (TE)	237	283	190	(16.3)	24.7
Allocated income taxes and TE adjustments	89	106	71	(16.0)	25.4

Net income	$148	$177	$119	(16.4)%	24.4%

Percent of consolidated net income	56%	83%	48%	N/A	N/A
Average balances
Loans	$34,920	$32,005	$27,964	9.1%	24.9%
Total assets	39,835	36,944	33,186	7.8	20.0
Deposits	8,781	8,793	7,478	(.1)	17.4

TE = Taxable Equivalent, N/M = Not Meaningful, N/A = Not Applicable

Additional Corporate and Investment Banking Data

				Percent change 1Q05 vs.
dollars in millions	1Q05	4Q04	1Q04	4Q04	1Q04
Average lease financing receivables managed by
Key Equipment Finance[a]
Receivables held in Key Equipment
Finance portfolio	$8,575	$7,449	$6,493	15.1%	32.1%
Receivables assigned to other lines of business	2,239	2,081	2,043	7.6	9.6

Total lease financing receivables managed	$10,814	$9,530	$8,536	13.5%	26.7%

(a)	Includes lease financing receivables held in portfolio and those assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

     Net income for Corporate and Investment Banking was $148 million for the first quarter of 2005, up from $119 million for the same period last year. Increases in both net interest income and noninterest income, along with a significant reduction in the provision for loan losses drove the improvement and more than offset an increase in noninterest expense.

     Taxable-equivalent net interest income increased by $38 million, or 15%, from the first quarter of 2004, due primarily to strong growth in average loans and leases, and deposits. Average loans and leases rose by $7.0 billion, or 25%, reflecting improvements in each of the primary lines of business. The increase in lease financing receivables in the Key Equipment Finance line was bolstered by the acquisition of American Express Business Finance Corporation during the fourth quarter of 2004.

     Noninterest income rose by $9 million, or 6%, due largely to increases in income from investment banking and capital markets activities, and non-yield-related loan fees.

     The provision for loan losses decreased by $15 million, or 75%, reflecting improved asset quality in the Corporate Banking and Key Equipment Finance lines of business.

     Noninterest expense rose by $15 million, or 8%, due primarily to an increase in personnel expense, reflecting expansion of the business and improved profitability.

Other Segments

     Other segments consist primarily of Corporate Treasury and Key’s Principal Investing unit. These segments generated net income of $13 million for the first quarter of 2005, compared with net income of $9 million for the same period last year.

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Line of Business Descriptions

Consumer Banking
 Community Banking includes Retail Banking, Small Business and McDonald Financial Group.

Retail Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans.

Small Business provides businesses that typically have annual sales revenues of $10 million or less with deposit, investment and credit products, and business advisory services.

McDonald Financial Group offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

Consumer Finance includes Indirect Lending and National Home Equity.

Indirect Lending offers loans to consumers through dealers and finances inventory for automobile and marine dealers. This business unit also provides federal and private education loans to students and their parents and processes payments on loans that private schools make to parents.

National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. These products originate outside of Key’s retail branch system. This business unit also works with home improvement contractors to provide home equity and home improvement solutions.

Corporate and Investment Banking
 Corporate Banking provides products and services to large corporations, middle-market companies, financial institutions and government organizations. These products and services include commercial lending, treasury management, investment banking, derivatives and foreign exchange, equity and debt underwriting and trading, and syndicated finance.

Through its Victory Capital Management unit, Corporate Banking also manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

KeyBank Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties for which the owner occupies less than 60% of the premises).

Key Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $90 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 940 KeyCenters and offices; a network of 2,211 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,® that provides account access and financial products 24 hours a day.

Notes to Editors:
 A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Friday, April 15, 2005. A tape of the call will be available through April 22.

For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at www.Key.com/newsroom.

This news release contains forward-looking statements about issues like anticipated earnings outlook, asset quality trends and anticipated improvement in profitability. Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; failure of the economy to continue to improve, which could materially impact credit quality trends and the ability to generate loans; failure to develop, market and deliver products and services and to make technological advances to support products and services; inability to execute strategic initiatives designed to grow revenues and/or manage expenses; inaccurate or erroneous assumptions made in connection with various modeling techniques; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.

###

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	3-31-05	12-31-04	3-31-04
Summary of operations
Net interest income (TE)	$722	$708	$685
Noninterest income	454	433	431

Total revenue (TE)	1,176	1,141	1,116
Provision for loan losses	44	(21)	81
Noninterest expense	731	782	659
Net income	264	213	250
Per common share
Net income	$.65	$.52	$.60
Net income — assuming dilution	.64	.51	.59
Cash dividends paid	.325	.31	.31
Book value at period end	17.58	17.46	16.98
Market price at period end	32.45	33.90	30.29
Performance ratios
Return on average total assets	1.18%	.95%	1.19%
Return on average equity	15.09	11.99	14.47
Net interest margin (TE)	3.66	3.64	3.74
Capital ratios at period end
Equity to assets	7.93%	7.84%	8.29%
Tangible equity to tangible assets	6.44	6.35	6.98
Tier 1 risk-based capital [a]	7.33	7.22	8.10
Total risk-based capital [a]	11.52	11.47	12.22
Leverage [a]	7.91	7.96	8.45
Asset quality
Net loan charge-offs	$54	$140	$111
Net loan charge-offs to average loans	.32%	.83%	.71%
Allowance for loan losses	$1,128	$1,138	$1,306
Allowance for loan losses to period-end loans	1.65%	1.66%	2.09%
Allowance for loan losses to nonperforming loans	369.84	360.13	222.49
Nonperforming loans at period end	$305	$316	$587
Nonperforming assets at period end	371	379	670
Nonperforming loans to period-end loans	.45%	.46%	.94%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.54	.55	1.07
Other data
Average full-time equivalent employees	19,571	19,575	19,585
KeyCenters	940	935	903
Taxable-equivalent adjustment	$28	$26	$24

(a) 3-31-05 ratio is estimated.

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Consolidated Balance Sheets
(dollars in millions)

	3-31-05	12-31-04	3-31-04
Assets
Loans	$68,332	$68,464	$62,513
Investment securities	68	71	94
Securities available for sale	7,123	7,451	7,463
Short-term investments	1,763	1,472	2,042
Other investments	1,434	1,421	1,157

Total earning assets	78,720	78,879	73,269
Allowance for loan losses	(1,128)	(1,138)	(1,306)
Cash and due from banks	2,991	2,454	2,113
Premises and equipment	587	603	604
Goodwill	1,341	1,359	1,150
Other intangible assets	105	87	34
Corporate-owned life insurance	2,623	2,608	2,528
Accrued income and other assets	5,024	5,887	6,056

Total assets	$90,263	$90,739	$84,448

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$22,692	$21,748	$19,120
Savings deposits	2,011	1,970	2,067
Certificates of deposit ($100,000 or more)	4,809	4,697	4,850
Other time deposits	10,750	10,435	10,834

Total interest-bearing	40,262	38,850	36,871
Noninterest-bearing	11,891	11,581	10,826
Deposits in foreign office — interest-bearing	4,974	7,411	2,234

Total deposits	57,127	57,842	49,931
Federal funds purchased and securities
sold under repurchase agreements	3,220	2,145	3,584
Bank notes and other short-term borrowings	2,820	2,515	2,588
Accrued expense and other liabilities	5,834	6,274	6,013
Long-term debt	14,100	14,846	15,333

Total liabilities	83,101	83,622	77,449
Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,481	1,491	1,459
Retained earnings	7,416	7,284	6,960
Treasury stock	(2,156)	(2,128)	(1,966)
Accumulated other comprehensive income (loss)	(71)	(22)	54

Total shareholders’ equity	7,162	7,117	6,999

Total liabilities and shareholders’ equity	$90,263	$90,739	$84,448

Common shares outstanding (000)	407,297	407,570	412,153

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended
	3-31-05	12-31-04	3-31-04
Interest income
Loans	$974	$913	$833
Investment securities	1	1	1
Securities available for sale	80	81	88
Short-term investments	10	11	9
Other investments	8	9	8

Total interest income	1,073	1,015	939
Interest expense
Deposits	206	184	161
Federal funds purchased and securities sold
under repurchase agreements	25	23	10
Bank notes and other short-term borrowings	17	13	12
Long-term debt, including capital securities	131	113	95

Total interest expense	379	333	278

Net interest income	694	682	661
Provision for loan losses	44	(21)	81

	650	703	580
Noninterest income
Trust and investment services income	138	143	145
Service charges on deposit accounts	70	77	84
Investment banking and capital markets income	67	77	46
Letter of credit and loan fees	40	50	33
Corporate-owned life insurance income	28	33	27
Electronic banking fees	22	23	18
Net gains (losses) from loan securitizations and sales	19	(29)	25
Net securities losses	(6)	(3)	—
Other income	76	62	53

Total noninterest income	454	433	431
Noninterest expense
Personnel	390	411	373
Net occupancy	91	60	58
Computer processing	51	50	44
Equipment	28	30	31
Professional fees	28	32	25
Marketing	25	32	23
Other expense	118	167	105

Total noninterest expense	731	782	659

Income before income taxes	373	354	352
Income taxes	109	141	102

Net income	$264	$213	$250

Net income per common share	$.65	$.52	$.60
Net income per common share — assuming dilution	.64	.51	.59
Weighted-average common shares outstanding (000)	408,264	408,243	416,680
Weighted-average common shares and potential
common shares outstanding (000)	413,762	413,727	421,572

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	First Quarter 2005			Fourth Quarter 2004			First Quarter 2004
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural	$19,796	$238	4.88%	$18,524	$214	4.60%	$17,037	$190	4.50%
Real estate — commercial mortgage	7,602	108	5.74	7,361	99	5.38	5,750	72	5.00
Real estate — construction	5,633	81	5.81	5,291	74	5.53	4,856	58	4.79
Commercial lease financing	10,814	166	6.15	9,530	139	5.82	8,536	127	5.96

Total commercial loans	43,845	593	5.46	40,706	526	5.15	36,179	447	4.96
Real estate — residential	1,449	22	5.99	1,493	23	5.93	1,589	25	6.21
Home equity	13,986	213	6.19	14,696	219	5.94	14,963	210	5.64
Consumer — direct	1,932	38	7.88	2,007	38	7.62	2,083	40	7.69
Consumer — indirect lease financing	77	2	10.26	104	3	10.02	266	6	9.72
Consumer — indirect other	3,248	52	6.42	5,076	96	7.55	5,389	105	7.79

Total consumer loans	20,692	327	6.39	23,376	379	6.45	24,290	386	6.37
Loans held for sale	4,281	81	7.64	2,635	33	5.07	2,327	23	4.07

Total loans	68,818	1,001	5.87	66,717	938	5.60	62,796	856	5.47
Investment securities[a]	70	2	7.41	75	2	8.53	96	2	8.79
Securities available for sale [c]	7,226	80	4.43	7,233	81	4.48	7,516	88	4.70
Short-term investments	1,679	10	2.43	2,100	11	2.00	1,859	9	1.95
Other investments[c]	1,423	8	2.25	1,417	9	2.56	1,114	8	2.78

Total earning assets	79,216	1,101	5.61	77,542	1,041	5.35	73,381	963	5.27
Allowance for loan losses	(1,133)			(1,251)			(1,378)
Accrued income and other assets	12,863			12,950			12,522

Total assets	$90,946			$89,241			$84,525

Liabilities
NOW and money market deposit accounts	$21,619	55	1.03	$21,591	46	.84	$18,882	29	.61
Savings deposits	1,957	1	.24	1,951	1	.23	2,052	1	.23
Certificates of deposit ($100,000 or more) [d]	4,895	44	3.65	4,871	44	3.66	4,883	46	3.81
Other time deposits	10,589	76	2.90	10,366	75	2.89	10,957	80	2.96
Deposits in foreign office	4,963	30	2.45	3,506	18	1.96	2,167	5	.97

Total interest-bearing deposits	44,023	206	1.90	42,285	184	1.73	38,941	161	1.67
Federal funds purchased and securities sold under repurchase agreements	4,475	25	2.24	5,085	23	1.81	4,068	10	.96
Bank notes and other short-term borrowings	2,947	17	2.38	2,793	13	1.79	2,603	12	1.81
Long-term debt [d]	14,785	131	3.77	14,119	113	3.36	15,229	95	2.63

Total interest-bearing liabilities	66,230	379	2.34	64,282	333	2.08	60,841	278	1.86

Noninterest-bearing deposits	11,534			11,804			10,660
Accrued expense and other liabilities	6,088			6,088			6,077

Total liabilities	83,852			82,174			77,578
Shareholders’ equity	7,094			7,067			6,947

Total liabilities and shareholders’ equity	$90,946			$89,241			$84,525

Interest rate spread (TE)			3.27%			3.27%			3.41%

Net interest income (TE) and net interest margin (TE)		722	3.66%		708	3.64%		685	3.74%

TE adjustment[a]		28			26			24

Net interest income, GAAP basis		$694			$682			$661

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Noninterest Income
(in millions)

	Three months ended
	3-31-05	12-31-04	3-31-04
Trust and investment services income [a]	$138	$143	$145
Service charges on deposit accounts	70	77	84
Investment banking and capital markets income [a]	67	77	46
Letter of credit and loan fees	40	50	33
Corporate-owned life insurance income	28	33	27
Electronic banking fees	22	23	18
Net gains (losses) from loan securitizations and sales	19	(29)	25
Net securities losses	(6)	(3)	—
Other income:
Insurance income	11	12	11
Loan securitization servicing fees	5	1	1
Credit card fees	3	4	3
Miscellaneous income	57	45	38

Total other income	76	62	53

Total noninterest income	$454	$433	$431

(a)	Additional detail provided in tables below.

Trust and Investment Services Income
(in millions)

	Three months ended
	3-31-05	12-31-04	3-31-04
Brokerage commissions and fee income	$63	$68	$70
Personal asset management and custody fees	38	39	40
Institutional asset management and custody fees	37	36	35

Total trust and investment services income	$138	$143	$145

Investment Banking and Capital Markets Income
(in millions)

	Three months ended
	3-31-05	12-31-04	3-31-04
Investment banking income	$17	$39	$22
Net gains from principal investing	12	5	10
Foreign exchange income	13	10	12
Dealer trading and derivatives income (loss)	16	9	(5)
Income from other investments	9	14	7

Total investment banking and capital markets income	$67	$77	$46

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Noninterest Expense
(dollars in millions)

	Three months ended
	3-31-05		12-31-04		3-31-04
Personnel [a]	$390		$411		$373
Net occupancy	91	[b]	60		58
Computer processing	51		50		44
Equipment	28		30		31
Professional fees	28		32		25
Marketing	25		32		23
Other expense:
Postage and delivery	13		13		13
Telecommunications	7		7		7
Franchise and business taxes	8		(1)		(1)
OREO expense, net	2		3		4
Miscellaneous expense	88		145	[c]	82

Total other expense	118		167		105

Total noninterest expense	$731		$782		$659

Average full-time equivalent employees	19,571		19,575		19,585

(a)	Additional detail provided in table below.

(b)	Includes a charge of $30 million to adjust the accounting for rental expense associated with operating leases from an escalating to a straight-line basis.

(c)	Includes goodwill write-off of $55 million as a result of management’s decision to sell Key’s nonprime indirect automobile loan portfolio.

Personnel Expense
(in millions)

	Three months ended
	3-31-05	12-31-04	3-31-04
Salaries	$218	$216	$209
Incentive compensation	80	113	85
Employee benefits	75	65	71
Stock-based compensation	11	13	7
Severance	6	4	1

Total personnel expense	$390	$411	$373

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Loan Composition
(dollars in millions)

				Percent change 3-31-05 vs.
	3-31-05	12-31-04	3-31-04	12-31-04	3-31-04
Commercial, financial and agricultural	$19,852	$19,343	$17,058	2.6%	16.4%
Commercial real estate:
Commercial mortgage	7,696	7,534	5,802	2.2	32.6
Construction	5,836	5,505	4,777	6.0	22.2

Total commercial real estate loans	13,532	13,039	10,579	3.8	27.9
Commercial lease financing	10,831	10,894	8,705	(.6)	24.4

Total commercial loans	44,215	43,276	36,342	2.2	21.7
Real estate — residential mortgage	1,474	1,456	1,585	1.2	(7.0)
Home equity	13,936	14,062	14,483	(.9)	(3.8)
Consumer — direct	1,859	1,987	2,050	(6.4)	(9.3)
Consumer — indirect:
Automobile lease financing	64	89	227	(28.1)	(71.8)
Automobile loans	—	—	1,968	N/M	(100.0)
Marine	2,641	2,624	2,541	.6	3.9
Other	612	617	884	(.8)	(30.8)

Total consumer — indirect loans	3,317	3,330	5,620	(.4)	(41.0)

Total consumer loans	20,586	20,835	23,738	(1.2)	(13.3)
Loans held for sale:
Real estate — commercial mortgage	248	283	277	(12.4)	(10.5)
Real estate — residential mortgage	22	26	20	(15.4)	10.0
Home equity	1	29	6	(96.6)	(83.3)
Education	2,514	2,278	2,130	10.4	18.0
Automobile	746	1,737	—	(57.1)	N/M

Total loans held for sale	3,531	4,353	2,433	(18.9)	45.1

Total loans	$68,332	$68,464	$62,513	(.2)%	9.3%

N/M = Not Meaningful

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended
	3-31-05	12-31-04	3-31-04
Average loans outstanding during the period	$68,818	$66,717	$62,796

Allowance for loan losses at beginning of period	$1,138	$1,251	$1,406
Loans charged off:
Commercial, financial and agricultural	25	20	52

Real estate ___ commercial mortgage	3	9	8
Real estate ___ construction	5	—	—

Total commercial real estate loans	8	9	8
Commercial lease financing	12	18	10

Total commercial loans	45	47	70

Real estate ___ residential mortgage	2	2	2
Home equity	6	26	17
Consumer ___ direct	8	10	12
Consumer ___ indirect lease financing	1	2	3
Consumer ___ indirect other	16	86	45

Total consumer loans	33	126	79

	78	173	149
Recoveries:
Commercial, financial and agricultural	5	6	13
Real estate ___ commercial mortgage	1	4	1
Commercial lease financing	10	4	3

Total commercial loans	16	14	17

Home equity	1	2	1
Consumer ___ direct	2	2	2
Consumer ___ indirect lease financing	1	—	1
Consumer ___ indirect other	4	15	17

Total consumer loans	8	19	21

	24	33	38

Net loans charged off	(54)	(140)	(111)
Provision for loan losses	44	(21)	81
Reclassification of allowance for credit losses on lending-related commitments [a]	—	—	(70)
Allowance related to loans acquired	—	48	—

Allowance for loan losses at end of period	$1,128	$1,138	$1,306

Net loan charge-offs to average loans	.32%	.83%	.71%
Allowance for loan losses to period-end loans	1.65	1.66	2.09
Allowance for loan losses to nonperforming loans	369.84	360.13	222.49

(a)	Included in accrued expenses and other liabilities on the consolidated balance sheet.

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	3-31-05	12-31-04	9-30-04	6-30-04	3-31-04
Commercial, financial and agricultural	$51	$43	$61	$114	$191
Real estate — commercial mortgage	36	31	49	61	72
Real estate — construction	5	20	1	1	12

Total commercial real estate loans	41	51	50	62	84
Commercial lease financing	75	84	74	59	84

Total commercial loans	167	178	185	235	359
Real estate — residential mortgage	43	39	36	38	39
Home equity	76	80	149	151	161
Consumer — direct	3	3	4	13	10
Consumer — indirect lease financing	5	1	1	2	2
Consumer — indirect other	11	15	15	15	16

Total consumer loans	138	138	205	219	228

Total nonperforming loans	305	316	390	454	587
OREO	58	53	60	71	76
Allowance for OREO losses	(4)	(4)	(5)	(8)	(5)

OREO, net of allowance	54	49	55	63	71
Other nonperforming assets	12	14	15	23	12

Total nonperforming assets	$371	$379	$460	$540	$670

Accruing loans past due 90 days or more	$79	$122	$139	$114	$127
Accruing loans past due 30 through 89 days	495	491	602	622	559
Nonperforming loans to period-end loans	.45%	.46%	.60%	.71%	.94%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.54	.55	.71	.84	1.07

Summary of Changes in Nonperforming Loans
(in millions)

	1Q05	4Q04	3Q04	2Q04	1Q04
Balance at beginning of period	$316	$390	$454	$587	$694
Loans placed on nonaccrual status	69	95	94	68	145
Charge-offs	(54)	(91)	(76)	(104)	(111)
Loans acquired (sold), net	(5)	(66)	(35)	(33)	(58)
Payments	(9)	(11)	(32)	(62)	(56)
Transfers to OREO	(12)	—	—	—	(11)
Loans returned to accrual status	—	(1)	(15)	(2)	(16)

Balance at end of period	$305	$316	$390	$454	$587

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Line of Business Results
(dollars in millions)

Consumer Banking

						Percent change 1Q05 vs.
	1Q05	4Q04	3Q04	2Q04	1Q04	4Q04	1Q04
Summary of operations
Total revenue (TE)	$727	$690	$722	$690	$717	5.4%	1.4%
Provision for loan losses	39	9	52	49	61	333.3	(36.1)
Noninterest expense	478	554	470	476	457	(13.7)	4.6
Net income	131	59	125	103	124	122.0	5.6
Average loans	33,358	34,069	33,825	33,817	34,134	(2.1)	(2.3)
Average deposits	41,063	40,925	40,034	39,305	38,929	.3	5.5
Net loan charge-offs	39	118	53	64	72	(66.9)	(45.8)
Return on average allocated equity	21.26%	9.10%	20.27%	16.88%	19.98%	N/A	N/A
Average full-time equivalent employees	10,140	10,392	10,508	10,415	10,416	(2.4)	(2.6)

Supplementary information (lines of business)
Community Banking
Total revenue (TE)	$555	$581	$550	$547	$549	(4.5)%	1.1%
Provision for loan losses	22	21	28	25	29	4.8	(24.1)
Noninterest expense	392	406	386	391	372	(3.4)	5.4
Net income	88	97	85	82	92	(9.3)	(4.3)
Average loans	19,939	20,118	19,684	19,491	19,212	(.9)	3.8
Average deposits	40,661	40,518	39,623	38,940	38,560	.4	5.4
Net loan charge-offs	25	23	28	27	31	8.7	(19.4)
Return on average allocated equity	23.28%	25.03%	23.73%	23.49%	26.39%	N/A	N/A
Average full-time equivalent employees	8,520	8,754	8,914	8,833	8,793	(2.7)	(3.1)

Consumer Finance
Total revenue (TE)	$172	$109	$172	$143	$168	57.8%	2.4%
Provision for loan losses	17	(12)	24	24	32	N/M	(46.9)
Noninterest expense	86	148	84	85	85	(41.9)	1.2
Net income	43	(38)	40	21	32	N/M	34.4
Average loans	13,419	13,951	14,141	14,326	14,922	(3.8)	(10.1)
Average deposits	402	407	411	365	369	(1.2)	8.9
Net loan charge-offs	14	95	25	37	41	(85.3)	(65.9)
Return on average allocated equity	18.05%	(14.59)%	15.48%	8.04%	11.76%	N/A	N/A
Average full-time equivalent employees	1,620	1,638	1,594	1,582	1,623	(1.1)	(.2)

KeyCorp Reports First Quarter 2005 Earnings
April 15, 2005

Line of Business Results (continued)
(dollars in millions)

Corporate and Investment Banking

						Percent change 1Q05 vs.
	1Q05	4Q04	3Q04	2Q04	1Q04	4Q04	1Q04
Summary of operations
Total revenue (TE)	$454	$482	$420	$418	$407	(5.8)%	11.5%
Provision for loan losses	5	(30)	(1)	25	20	N/M	(75.0)
Noninterest expense	212	229	219	202	197	(7.4)	7.6
Net income	148	177	126	119	119	(16.4)	24.4
Average loans	34,920	32,005	29,859	28,626	27,964	9.1	24.9
Average deposits	8,781	8,793	7,800	7,867	7,478	(.1)	17.4
Net loan charge-offs	15	22	23	40	39	(31.8)	(61.5)
Return on average allocated equity	17.00%	21.77%	15.83%	15.17%	15.11%	N/A	N/A
Average full-time equivalent employees	3,302	3,028	2,875	2,828	2,812	9.0	17.4

Supplementary information (lines of business)
Corporate Banking
Total revenue (TE)	$250	$265	$246	$254	$242	(5.7)%	3.3%
Provision for loan losses	2	(32)	(7)	25	14	N/M	(85.7)
Noninterest expense	125	150	139	133	135	(16.7)	(7.4)
Net income	76	91	71	59	59	(16.5)	28.8
Average loans	15,301	14,058	13,887	13,336	12,976	8.8	17.9
Average deposits	7,256	7,266	6,421	6,651	6,337	(.1)	14.5
Net loan charge-offs	10	12	13	36	31	(16.7)	(67.7)
Return on average allocated equity	18.04%	21.21%	16.36%	13.61%	13.53%	N/A	N/A
Average full-time equivalent employees	1,527	1,558	1,555	1,523	1,531	(2.0)	(.3)

KeyBank Real Estate Capital
Total revenue (TE)	$104	$133	$104	$91	$88	(21.8)%	18.2%
Provision for loan losses	3	(4)	—	(4)	1	N/M	200.0
Noninterest expense	46	50	46	43	38	(8.0)	21.1
Net income	35	55	36	33	30	(36.4)	16.7
Average loans	10,119	9,570	8,286	7,752	7,624	5.7	32.7
Average deposits	1,514	1,520	1,366	1,202	1,127	(.4)	34.3
Net loan charge-offs (recoveries)	4	2	3	(1)	2	100.0	100.0
Return on average allocated equity	13.22%	21.60%	15.32%	14.49%	13.04%	N/A	N/A
Average full-time equivalent employees	758	702	678	673	668	8.0	13.5

Key Equipment Finance
Total revenue (TE)	$100	$84	$70	$73	$77	19.0%	29.9%
Provision for loan losses	—	6	6	4	5	(100.0)	(100.0)
Noninterest expense	41	29	34	26	24	41.4	70.8
Net income	37	31	19	27	30	19.4	23.3
Average loans	9,500	8,377	7,686	7,538	7,364	13.4	29.0
Average deposits	11	7	13	14	14	57.1	(21.4)
Net loan charge-offs	1	8	7	5	6	(87.5)	(83.3)
Return on average allocated equity	20.06%	23.99%	14.94%	21.89%	24.67%	N/A	N/A
Average full-time equivalent employees	1,017	768	642	632	613	32.4	65.9

TE = Taxable Equivalent
N/A = Not Applicable
N/M = Not Meaningful